Exhibit 99.1

Federated Investors, Inc. Reports Fourth Quarter and Full-Year 2016 Earnings

•	Full-year 2016 EPS increases to $2.03, up 25 percent compared to 2015

•	EPS for Q4 2016 increases to $0.52, up 13 percent compared to Q4 2015

•	Net equity sales for 2016 reach a record $5.8 billion

•	Board declares $0.25 per share quarterly dividend
(PITTSBURGH, Pa., Jan. 26, 2017) — Federated Investors, Inc. (NYSE: FII), one of the nation's largest investment managers, today reported earnings per diluted share (EPS) of $0.52 for Q4 2016, up 13 percent from $0.46 for the same quarter last year on net income of $55.8 million for Q4 2016, compared to $47.6 million for Q4 2015. Federated reported 2016 EPS of $2.03, up 25 percent from $1.62 in 2015, on net income of $208.9 million for 2016, compared to $169.8 million for 2015.
Federated's total managed assets were $365.9 billion at Dec. 31, 2016, up $4.8 billion from $361.1 billion at Dec. 31, 2015 and up $1.6 billion from $364.3 billion at Sept. 30, 2016. Federated’s equity and fixed-income managed assets were $113.7 billion at Dec. 31, 2016, up $9.0 billion or 9 percent from $104.7 billion at Dec. 31, 2015 and down $2.3 billion or 2 percent from $116.0 billion at Sept. 30, 2016.
“Federated more than doubled net equity sales in 2016 from 2015, with our Strategic Value Dividend strategies leading the way,” said J. Christopher Donahue, president and chief executive officer. "On the fixed-income side, we saw fourth-quarter flows into products suited to a moderately rising-rate environment, including our ultrashort strategies, as well as our high-yield and floating-rate funds."
Federated's board of directors declared a quarterly dividend of $0.25 per share. The dividend is payable on Feb. 15, 2017 to shareholders of record as of Feb. 8, 2017. During Q4 2016, Federated purchased 706,000 shares of Federated class B common stock for $19.5 million, bringing the total shares of Class B common stock purchased in 2016 to 3,053,204 shares for $83.6 million.
Federated's equity assets were $62.4 billion at Dec. 31, 2016, up $8.8 billion or 16 percent from $53.6 billion at Dec. 31, 2015 and down $1.7 billion or 3 percent from $64.1 billion at Sept. 30, 2016. Top-selling equity strategies on a net basis during Q4 2016 included Federated Strategic Value, Federated MDT Small Cap Core, Federated MDT Small Cap Growth and Federated Muni and Stock Advantage.
Federated's fixed-income assets were $51.3 billion at Dec. 31, 2016, up slightly from $51.1 billion at Dec. 31, 2015 and down $0.5 billion or 1 percent from $51.8 billion at Sept. 30, 2016. Top-selling fixed-income funds on a net basis during Q4 2016 were Federated Ultrashort Bond Fund, Federated Institutional High Yield Bond Fund, Federated Floating Rate Strategic Income Fund, Federated Municipal Ultrashort Fund and Federated Government Ultrashort Duration Fund.
Federated's money market assets were $252.2 billion at Dec. 31, 2016, down $4.2 billion or 2 percent from $256.4 billion at Dec. 31, 2015 and up $3.8 billion or 2 percent from $248.4 billion at Sept. 30, 2016. Money market mutual fund assets were

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Federated Reports Q4 and Full-Year 2016 Earnings	Page 2 of 11

$206.4 billion at Dec. 31, 2016, down $15.2 billion or 7 percent from $221.6 billion at Dec. 31, 2015 and down $3.0 billion or 1 percent from $209.4 billion at Sept. 30, 2016.
Financial Summary
Q4 2016 vs. Q4 2015
Revenue increased by $46.3 million or 19 percent primarily due to a decrease in voluntary fee waivers related to certain money market funds in order for those funds to maintain positive or zero net yields (voluntary yield-related fee waivers) and, to a lesser extent, an increase in revenue from higher average equity assets. The increase in revenue was partially offset by a decrease in revenue from lower average money market assets. See additional information about voluntary yield-related fee waivers in the table at the end of this financial summary.
During Q4 2016, Federated derived 56 percent of its revenue from equity and fixed-income assets (39 percent from equity assets and 17 percent from fixed-income assets) and 44 percent from money market assets.
Operating expenses increased by $38.3 million or 23 percent primarily due to an increase in distribution expenses as a result of a decrease in voluntary yield-related fee waivers, partially offset by lower average money market assets.
Q4 2016 vs. Q3 2016
Revenue decreased by $4.7 million or 2 percent primarily due to a decrease in revenue from lower average money market assets partially offset by a decrease in voluntary yield-related fee waivers.
Operating expenses decreased slightly primarily due to a decrease in compensation and related expenses primarily due to lower incentive compensation accruals. This decrease in expenses was partially offset by an increase in distribution expenses primarily as a result of a decrease in voluntary yield-related fee waivers.
Nonoperating income, net decreased by $2.2 million or 76 percent primarily due to a decrease in net investment income resulting from a decrease in the market value of certain trading securities in Q4 2016, compared to an increase in the market value of trading securities in Q3 2016.
2016 vs. 2015
Revenue increased by $216.8 million or 23 percent primarily due to a decrease in voluntary yield-related fee waivers and an increase in revenue from higher average equity assets. The increase in revenue was partially offset by a decrease in revenue from a change in the mix of average money market assets and lower average fixed-income assets.
During 2016, Federated derived 55 percent of its revenue from equity and fixed-income assets (38 percent from equity assets and 17 percent from fixed-income assets) and 45 percent from money market assets.
Operating expenses increased by $160.5 million or 25 percent primarily due to an increase in distribution expenses as a result of a decrease in voluntary yield-related fee waivers, partially offset by a change in the mix of average money market assets.
Nonoperating income (expenses), net increased by $9.8 million primarily due to an increase in net investment income principally resulting from an increase in the market value of trading securities in 2016 as compared to a decrease in the market value of trading securities in 2015.
Federated's level of business activity and financial results are dependent upon many factors including market conditions, investment performance and investor behavior. These factors and others, including asset levels and mix, product sales and

Federated Reports Q4 and Full-Year 2016 Earnings	Page 3 of 11

redemptions, market appreciation or depreciation, revenues, fee waivers, expenses and regulatory changes, can significantly impact Federated's business activity levels and financial results. Risk factors and uncertainties that can influence Federated's financial results are discussed in the company's annual and quarterly reports as filed with the Securities and Exchange Commission (SEC).

Voluntary yield-related fee waivers and their resulting negative impact could vary significantly in the future as they are contingent on a number of variables including, but not limited to, changes in assets within the money market funds, yields on instruments available for purchase by the money market funds, actions by the Federal Reserve, the U.S. Department of the Treasury, the SEC, the Financial Stability Oversight Council, the U.S. Department of Labor and other governmental entities, changes in fees and expenses of the money market funds, changes in the mix of money market customer assets, changes in customer relationships, changes in the money market product structures and offerings, demand for competing products, changes in distribution models, changes in the distribution fee arrangements with third parties, Federated’s willingness to continue the fee waivers and changes in the extent to which the impact of the waivers is shared by third parties.
Unaudited Money Market Fund Yield Waiver Impact to the Consolidated Statements of Income
(in millions)

	Quarter Ended		Change Q4 2015 to Q4 2016	Quarter Ended	Change Q3 2016 to Q4 2016	Year Ended		Change 2015 to 2016
	Dec. 31, 2016	Dec. 31, 2015		Sept. 30, 2016		Dec. 31, 2016	Dec. 31, 2015
Investment advisory fees	$(3.2)	$(37.5)	$34.3	$(5.1)	$1.9	$(29.5)	$(202.5)	$173.0
Other service fees	(7.8)	(34.5)	26.7	(12.9)	5.1	(58.3)	(131.1)	72.8
Total revenue	$(11.0)	$(72.0)	$61.0	$(18.0)	$7.0	$(87.8)	$(333.6)	$245.8
Less: Reduction in distribution expense	7.6	54.5	(46.9)	13.8	(6.2)	65.8	240.6	(174.8)
Operating income	$(3.4)	$(17.5)	$14.1	$(4.2)	$0.8	$(22.0)	$(93.0)	$71.0
Less: Reduction in noncontrolling interest	0.0	1.1	(1.1)	0.0	0.0	0.0	7.1	(7.1)
Pre-tax impact	$(3.4)	$(16.4)	$13.0	$(4.2)	$0.8	$(22.0)	$(85.9)	$63.9

Federated will host an earnings conference call at 9 a.m. Eastern on Jan. 27, 2017. Investors are invited to listen to Federated's earnings teleconference by calling 877-407-0782 (domestic) or 201-689-8567 (international) prior to the 9 a.m. start time. The call may also be accessed in real time on the Internet via the About Federated section of FederatedInvestors.com. A replay will be available from approximately 12:30 p.m. Eastern on Jan. 27, 2017 through Feb. 3, 2017 by calling 877-660-6853 (domestic) or 201-612-7415 (international) and entering access code 10191.
Federated Investors, Inc. is one of the largest investment managers in the United States, managing $365.9 billion in assets as of Dec. 31, 2016. With 124 funds and a variety of separately managed account options, Federated provides comprehensive investment management to more than 8,500 institutions and intermediaries including corporations, government entities, insurance companies, foundations and endowments, banks and broker/dealers. Federated ranks in the top 5 percent of equity fund managers in the industry, the top 7 percent of money market fund managers and the top 10 percent of fixed-income fund managers1. For more information, visit FederatedInvestors.com.
###
1) Strategic Insight, Nov. 30, 2016. Based on assets under management in open-end funds.
Federated Securities Corp. is distributor of the Federated funds.
Separately managed accounts are made available through Federated Global Investment Management Corp., Federated Investment Counseling and Federated MDTA LLC, each a registered investment adviser.

Federated Reports Q4 and Full-Year 2016 Earnings	Page 4 of 11

Certain statements in this press release, such as those related to the level of fee waivers and expenses incurred by the company, product demand and performance, investor interest and preferences, asset flows and mix, changes in product structure, fee arrangements with customers, distribution expense, regulatory changes and market conditions constitute or may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Other risks and uncertainties include the ability of the company to predict the level of fee waivers and expenses in future quarters, which could vary significantly depending on a variety of factors identified above, and include the ability of the company to sustain product demand and asset flows and mix, which could vary significantly depending on market conditions, investment performance and investor behavior.  Other risks and uncertainties include the risk factors discussed in the company's annual and quarterly reports as filed with the SEC.  As a result, no assurance can be given as to future results, levels of activity, performance or achievements, and neither the company nor any other person assumes responsibility for the accuracy and completeness of such statements in the future.

Federated Reports Q4 and Full-Year 2016 Earnings	Page 5 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Quarter Ended		% Change Q4 2015 to Q4 2016	Quarter Ended	% Change Q3 2016 to Q4 2016
	Dec. 31, 2016	Dec. 31, 2015		Sept. 30, 2016
Revenue
Investment advisory fees, net	$195,063	$166,441	17%	$197,253	(1)%
Administrative service fees, net—affiliates	51,466	53,561	(4)	53,577	(4)
Other service fees, net	42,803	22,896	87	42,734	0
Other, net	572	741	(23)	1,056	(46)
Total Revenue	289,904	243,639	19	294,620	(2)

Operating Expenses
Distribution	101,785	66,069	54	98,740	3
Compensation and related	68,740	68,870	0	75,731	(9)
Systems and communications	7,876	7,096	11	7,763	1
Professional service fees	7,562	6,100	24	7,360	3
Office and occupancy	7,156	6,591	9	6,660	7
Advertising and promotional	3,771	3,645	3	3,371	12
Travel and related	3,501	3,935	(11)	3,165	11
Other	4,691	4,448	5	3,194	47
Total Operating Expenses	205,082	166,754	23	205,984	0
Operating Income	84,822	76,885	10	88,636	(4)

Nonoperating Income (Expenses)
Investment income, net	1,706	1,541	11	3,889	(56)
Debt expense	(1,055)	(974)	8	(1,039)	2
Other, net	48	4	NM	19	NM
Total Nonoperating Income, net	699	571	22	2,869	(76)
Income before income taxes	85,521	77,456	10	91,505	(7)
Income tax provision	28,292	28,287	0	32,597	(13)
Net income including the noncontrolling interests in subsidiaries	57,229	49,169	16	58,908	(3)
Less: Net income attributable to the noncontrolling interests in subsidiaries	1,387	1,559	NM	3,983	NM
Net Income	$55,842	$47,610	17%	$54,925	2%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$0.52	$0.46	13%	$0.54	(4)%
Weighted-average shares outstanding
Basic	98,280	100,088		98,805
Diluted	98,280	100,090		98,806
Dividends declared per share	$1.25	$0.25		$0.25

1)
Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $4.5 million, $1.8 million and $2.0 million available to unvested restricted shareholders for the quarterly periods ended Dec. 31, 2016, Dec. 31, 2015 and Sept. 30, 2016, respectively, was excluded from the computation of earnings per share.

Federated Reports Q4 and Full-Year 2016 Earnings	Page 6 of 11

Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)
	Year Ended
	Dec. 31, 2016	Dec. 31, 2015	% Change
Revenue
Investment advisory fees, net	$766,825	$626,325	22%
Administrative service fees, net—affiliates	211,646	211,458	0
Other service fees, net	161,378	84,910	90
Other, net	3,522	3,916	(10)
Total Revenue	1,143,371	926,609	23

Operating Expenses
Distribution	383,648	232,445	65
Compensation and related	296,466	286,932	3
Systems and communications	31,271	27,629	13
Professional service fees	27,447	29,090	(6)
Office and occupancy	27,379	26,706	3
Advertising and promotional	14,522	13,930	4
Travel and related	13,228	13,409	(1)
Other	13,727	17,022	(19)
Total Operating Expenses	807,688	647,163	25
Operating Income	335,683	279,446	20

Nonoperating Income (Expenses)
Investment income (loss), net	9,364	(208)	NM
Debt expense	(4,173)	(4,299)	(3)
Other, net	60	(33)	NM
Total Nonoperating Income (Expenses), net	5,251	(4,540)	216
Income before income taxes	340,934	274,906	24
Income tax provision	119,420	102,920	16
Net income including the noncontrolling interests in subsidiaries	221,514	171,986	29
Less: Net income attributable to the noncontrolling interests in subsidiaries	12,595	2,179	NM
Net Income	$208,919	$169,807	23%

Amounts Attributable to Federated Investors, Inc.
Earnings Per Share[1]
Basic and diluted	$2.03	$1.62	25%
Weighted-average shares outstanding
Basic	99,116	100,475
Diluted	99,117	100,477
Dividends declared per share	$2.00	$1.00

1)
Unvested share-based awards that receive non-forfeitable dividend rights are deemed participating securities and are required to be considered in the computation of earnings per share under the “two-class method.” As such, total net income of $7.6 million and $6.6 million available to unvested restricted shareholders for the years ended Dec. 31, 2016 and Dec. 31, 2015, respectively, was excluded from the computation of earnings per share.

Federated Reports Q4 and Full-Year 2016 Earnings	Page 7 of 11

Unaudited Condensed Consolidated Balance Sheets
(in thousands)	Dec. 31, 2016	Dec. 31, 2015
Assets
Cash and other investments	$301,149	$346,815
Other current assets	58,611	49,013
Intangible assets, net, including goodwill	733,137	734,492
Other long-term assets	62,210	56,883
Total Assets	$1,155,107	$1,187,203

Liabilities, Redeemable Noncontrolling Interests and Equity
Current liabilities	$162,538	$159,208
Long-term debt	165,750	191,250
Other long-term liabilities	199,673	179,039
Redeemable noncontrolling interests	31,362	8,734
Equity excluding treasury stock	851,166	840,911
Treasury stock	(255,382)	(191,939)
Total Liabilities, Redeemable Noncontrolling Interests and Equity	$1,155,107	$1,187,203

Federated Reports Q4 and Full-Year 2016 Earnings	Page 8 of 11

Unaudited Changes in Equity and Fixed-Income Fund and Separate Account Assets
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015
Equity funds
Beginning assets	$37,777	$37,076	$33,273	$34,125	$33,141
Sales	2,050	3,011	2,143	11,617	9,801
Redemptions	(3,462)	(2,883)	(2,279)	(11,159)	(8,159)
Net (redemptions) sales	(1,412)	128	(136)	458	1,642
Net exchanges	38	(26)	(23)	(41)	(88)
Market gains and losses/reinvestments[1]	(172)	599	1,011	1,689	(570)
Ending assets	$36,231	$37,777	$34,125	$36,231	$34,125

Equity separate accounts[2]
Beginning assets	$26,337	$24,785	$18,683	$19,431	$18,285
Sales[3]	2,299	2,968	1,192	10,773	5,790
Redemptions[3]	(1,825)	(1,262)	(1,187)	(5,469)	(4,575)
Net sales[3]	474	1,706	5	5,304	1,215
Net exchanges	(1)	1	4	0	3
Market gains and losses[4]	(660)	(155)	739	1,415	(72)
Ending assets	$26,150	$26,337	$19,431	$26,150	$19,431

Total equity[2]
Beginning assets	$64,114	$61,861	$51,956	$53,556	$51,426
Sales[3]	4,349	5,979	3,335	22,390	15,591
Redemptions[3]	(5,287)	(4,145)	(3,466)	(16,628)	(12,734)
Net (redemptions) sales[3]	(938)	1,834	(131)	5,762	2,857
Net exchanges	37	(25)	(19)	(41)	(85)
Market gains and losses/reinvestments[1]	(832)	444	1,750	3,104	(642)
Ending assets	$62,381	$64,114	$53,556	$62,381	$53,556

Fixed-income funds
Beginning assets	$39,796	$38,611	$38,982	$37,989	$40,456
Sales	4,182	3,641	3,477	14,624	14,496
Redemptions	(3,988)	(2,971)	(4,218)	(14,403)	(16,588)
Net sales (redemptions)	194	670	(741)	221	(2,092)
Net exchanges	(57)	19	2	(69)	33
Market gains and losses/reinvestments[1]	(499)	496	(254)	1,293	(408)
Ending assets	$39,434	$39,796	$37,989	$39,434	$37,989

Fixed-income separate accounts[2]
Beginning assets	$12,048	$11,714	$13,083	$13,130	$12,251
Sales[3]	460	360	332	1,164	1,963
Redemptions[3]	(380)	(284)	(244)	(3,097)	(1,061)
Net sales (redemptions)[3]	80	76	88	(1,933)	902
Net exchanges	1	0	0	1	(6)
Market gains and losses[4]	(249)	258	(41)	682	(17)
Ending assets	$11,880	$12,048	$13,130	$11,880	$13,130

Total fixed income[2]
Beginning assets	$51,844	$50,325	$52,065	$51,119	$52,707
Sales[3]	4,642	4,001	3,809	15,788	16,459
Redemptions[3]	(4,368)	(3,255)	(4,462)	(17,500)	(17,649)
Net sales (redemptions)[3]	274	746	(653)	(1,712)	(1,190)
Net exchanges	(56)	19	2	(68)	27
Market gains and losses/reinvestments[1]	(748)	754	(295)	1,975	(425)
Ending assets	$51,314	$51,844	$51,119	$51,314	$51,119
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

Federated Reports Q4 and Full-Year 2016 Earnings	Page 9 of 11

Unaudited Total Changes in Equity and Fixed-Income Assets
(in millions)

	Quarter Ended			Year Ended
	Dec. 31, 2016	Sept. 30, 2016	Dec. 31, 2015	Dec. 31, 2016	Dec. 31, 2015

Funds
Beginning assets	$77,573	$75,687	$72,255	$72,114	$73,597
Sales	6,232	6,652	5,620	26,241	24,297
Redemptions	(7,450)	(5,854)	(6,497)	(25,562)	(24,747)
Net (redemptions) sales	(1,218)	798	(877)	679	(450)
Net exchanges	(19)	(7)	(21)	(110)	(55)
Market gains and losses/reinvestments[1]	(671)	1,095	757	2,982	(978)
Ending assets	$75,665	$77,573	$72,114	$75,665	$72,114

Separate accounts[2]
Beginning assets	$38,385	$36,499	$31,766	$32,561	$30,536
Sales[3]	2,759	3,328	1,524	11,937	7,753
Redemptions[3]	(2,205)	(1,546)	(1,431)	(8,566)	(5,636)
Net sales[3]	554	1,782	93	3,371	2,117
Net exchanges	0	1	4	1	(3)
Market gains and losses[4]	(909)	103	698	2,097	(89)
Ending assets	$38,030	$38,385	$32,561	$38,030	$32,561

Total assets [2]
Beginning assets	$115,958	$112,186	$104,021	$104,675	$104,133
Sales[3]	8,991	9,980	7,144	38,178	32,050
Redemptions[3]	(9,655)	(7,400)	(7,928)	(34,128)	(30,383)
Net (redemptions) sales [3]	(664)	2,580	(784)	4,050	1,667
Net exchanges	(19)	(6)	(17)	(109)	(58)
Market gains and losses/reinvestments[1]	(1,580)	1,198	1,455	5,079	(1,067)
Ending assets	$113,695	$115,958	$104,675	$113,695	$104,675
1) Reflects the approximate changes in the fair value of the securities held by the portfolios and, to a lesser extent, reinvested dividends, distributions, net investment income and the impact of changes in foreign exchange rates.
2) Includes separately managed accounts, institutional accounts, sub-advised funds and other managed products.
3) For certain accounts, Sales and Redemptions are calculated as the remaining difference between beginning and ending assets after the calculation of Market gains and losses.
4) Reflects the approximate changes in the fair value of the securities held by the portfolios.

Federated Reports Q4 and Full-Year 2016 Earnings	Page 10 of 11

(unaudited)
MANAGED ASSETS (in millions)	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015
By Asset Class
Equity	$62,381	$64,114	$61,861	$56,485	$53,556
Fixed-income	51,314	51,844	50,325	51,178	51,119
Money market	252,213	248,366	254,992	262,030	256,437
Total Managed Assets	$365,908	$364,324	$367,178	$369,693	$361,112
By Product Type
Funds:
Equity	$36,231	$37,777	$37,076	$34,935	$34,125
Fixed-income	39,434	39,796	38,611	37,826	37,989
Money market	206,411	209,382	218,107	224,681	221,615
Total Fund Assets	$282,076	$286,955	$293,794	$297,442	$293,729
Separate Accounts:
Equity	$26,150	$26,337	$24,785	$21,550	$19,431
Fixed-income	11,880	12,048	11,714	13,352	13,130
Money market	45,802	38,984	36,885	37,349	34,822
Total Separate Accounts	$83,832	$77,369	$73,384	$72,251	$67,383
Total Managed Assets	$365,908	$364,324	$367,178	$369,693	$361,112

AVERAGE MANAGED ASSETS	Quarter Ended
(in millions)	Dec. 31, 2016	Sept. 30, 2016	June 30, 2016	March 31, 2016	Dec. 31, 2015
By Asset Class
Equity	$62,575	$63,682	$58,680	$52,786	$54,097
Fixed-income	51,526	51,446	50,793	50,880	51,922
Money market	244,197	250,292	254,693	260,203	247,986
Total Avg. Managed Assets	$358,298	$365,420	$364,166	$363,869	$354,005
By Product Type
Funds:
Equity	$36,667	$37,902	$35,891	$32,921	$34,726
Fixed-income	39,571	39,527	38,214	37,776	38,779
Money market	203,474	213,078	217,226	221,848	217,031
Total Avg. Fund Assets	$279,712	$290,507	$291,331	$292,545	$290,536
Separate Accounts:
Equity	$25,908	$25,780	$22,789	$19,865	$19,371
Fixed-income	11,955	11,919	12,579	13,104	13,143
Money market	40,723	37,214	37,467	38,355	30,955
Total Avg. Separate Accounts	$78,586	$74,913	$72,835	$71,324	$63,469
Total Avg. Managed Assets	$358,298	$365,420	$364,166	$363,869	$354,005

Federated Reports Q4 and Full-Year 2016 Earnings	Page 11 of 11

(unaudited)
AVERAGE MANAGED ASSETS	Year Ended
(in millions)	Dec. 31, 2016	Dec. 31, 2015
By Asset Class
Equity	$59,431	$54,149
Fixed-income	51,161	52,805
Money market	252,346	246,539
Total Avg. Managed Assets	$362,938	$353,493
By Product Type
Funds:
Equity	$35,846	$35,017
Fixed-income	38,772	39,973
Money market	213,906	213,694
Total Avg. Fund Assets	$288,524	$288,684
Separate Accounts:
Equity	$23,585	$19,132
Fixed-income	12,389	12,832
Money market	38,440	32,845
Total Avg. Separate Accounts	$74,414	$64,809
Total Avg. Managed Assets	$362,938	$353,493